                                                                  EXHIBIT 5.1

OPINION OF LATHAM & WATKINS


                          [LATHAM & WATKINS LETTERHEAD]


CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, California 94304

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          In connection with the registration by CV Therapeutics, Inc., a Delaware corporation (the "Registrant"), of an aggregate maximum offering of $120,000,000 of shares of common stock of the Registrant (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on July 19, 2000 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

           In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".

                                        Very truly yours,

                                          /s/ Latham & Watkins